Exhibit 4(r)

Kathryn A. Cassidy Senior Vice President and GE Treasurer General Electric Company 3135 Easton Turnpike Fairfield, CT 06828

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

February 25, 2011

Subject: General Electric Company Annual Report on Form 10-K for the fiscal year ended December 31, 2010 –

File No. 001-00035

Dear Sirs:

Neither General Electric Company (the “Company”) nor any of its consolidated subsidiaries has outstanding any instrument with respect to its long-term debt, other than those filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument that defines the rights of holders of such long term debt not filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Very truly yours,

GENERAL ELECTRIC COMPANY

/s/ Kathryn A. Cassidy
Kathryn A. Cassidy
Senior Vice President and GE Treasurer